N E W S R E L E A S E

Investors:	Brett Manderfeld	John S. Penshorn	Media:	Tyler Mason
	Vice President	Senior Vice President		Vice President
	952-936-7216	952-936-7214		424-333-6122

(For Immediate Release)

UNITEDHEALTH GROUP SECOND QUARTER HIGHLIGHTS

•	Second Quarter Revenues of $50.1 Billion Grew 8% Year-Over-Year

•	UnitedHealthcare Grew to Serve 2.5 Million More People
through Employer and Government Sponsored Offerings in the Past 12 Months

•	Optum Earnings from Operations Grew 21%, With All Optum Segments
Producing Double-Digit Percentage Earnings Growth

•	Cash Flows from Operations were $2.2 Billion in the Quarter, Up 29% Year-Over-Year

•	Second Quarter Net Earnings of $2.32 Per Share Grew 28% Year-Over-Year

•	Second Quarter Adjusted Net Earnings of $2.46 Per Share Grew 26% Year-Over-Year

NEW YORK, NY (July 18, 2017) - UnitedHealth Group (NYSE: UNH) reported second quarter results, reflecting continued broad-based growth across the enterprise. “Continued strong revenue growth from new business and exceptional customer retention reflects the confidence customers place in our commitment to and effectiveness in meeting their health care needs,” said Stephen J. Hemsley, chief executive officer of UnitedHealth Group.

Based on performance through the first half of 2017, the Company raised its outlook for 2017 GAAP net earnings to a range of $9.20 to $9.35 per share and adjusted net earnings to a range of $9.75 to $9.90 per share.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2017	2016	2017
Revenues	$50.1 billion	$46.5 billion	$48.7 billion
Earnings From Operations	$3.7 billion	$3.2 billion	$3.4 billion
Net Margin	4.6%	3.8%	4.5%

•
UnitedHealth Group’s second quarter 2017 revenues of $50.1 billion grew 7.7 percent or $3.6 billion year-over-year. UnitedHealthcare’s withdrawals from ACA Individual markets, combined with the ACA health insurance tax deferral, reduced consolidated second quarter 2017 revenues by approximately $1.8 billion and lowered the revenue growth rate by 4.5 percent. These factors affect comparability of 2017 results with prior periods throughout the financial statements.

•	Second quarter earnings from operations grew 16.5 percent year-over-year to $3.7 billion. Adjusted net earnings grew 26 percent to $2.46 per share from $1.96 per share in the second quarter of 2016.

•	Cash flows from operations were $2.2 billion in second quarter 2017, up 29 percent year-over-year.

•
The second quarter 2017 consolidated medical care ratio of 82.2 percent increased 20 basis points year-over-year, as a 150 basis point increase from the health insurance tax deferral was offset by improved business mix, product performance and favorable reserve development. Medical reserves developed favorably by $200 million in second quarter 2017, compared to unfavorable development of $100 million in second quarter 2016.

•
The second quarter 2017 operating cost ratio of 14.6 percent was flat year-over-year, as the growing mix of revenues from care delivery businesses offset the effect of the health insurance tax deferral.

•	The second quarter 2017 income tax rate declined to 31.5 percent, primarily due to the 2017 moratorium on the nondeductible health insurance tax.

•
Second quarter 2017 days claims payable of 50 days decreased one day year-over-year, due to ACA Individual market withdrawals, and was stable sequentially. Second quarter days sales outstanding rose one day year-over-year and sequentially to 19 days, due to continued growth in government-based offerings.

•
Annualized return on shareholders’ equity increased 190 basis points year-over-year to 21.5 percent in second quarter, while the debt to total capital ratio decreased 650 basis points to 41.3 percent at June 30, 2017.

•
Dividends paid to shareholders grew 22 percent year-over-year to $724 million in the second quarter, reflecting the 20 percent increase in the annual dividend payment rate to $3.00 per share in June 2017. At June 30, 2017, the Company had repurchased 6.4 million shares year-to-date for $1.045 billion, including 2.2 million shares in the second quarter.

UnitedHealthcare provides global health care benefits, serving individuals and employers, Medicare and Medicaid beneficiaries and the nation’s military, retirees and their families.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2017	2016	2017
Revenues	$40.8 billion	$37.6 billion	$40.1 billion
Earnings From Operations	$2.2 billion	$1.9 billion	$2.1 billion
Operating Margin	5.4%	5.2%	5.3%

•
UnitedHealthcare’s second quarter 2017 revenues of $40.8 billion grew $3.2 billion or 8.6 percent year-over-year. UnitedHealthcare grew to serve 2.5 million more people year-over-year, including 195,000 in the second quarter of 2017, across its employer-sponsored, Medicare, Medicaid and international medical benefit offerings.

Second quarter 2017 earnings from operations for UnitedHealthcare of $2.2 billion increased $269 million or 13.9 percent from 2016, driven by strong, diversified revenue growth and a modest improvement in operating margins.

•
UnitedHealthcare Employer & Individual second quarter 2017 revenues of $13 billion decreased $543 million year-over-year due to the effects of the previously disclosed Individual market withdrawals and health insurance tax deferral. These factors offset revenue increases from strong growth of 765,000 people in commercial group-based benefit offerings, including 590,000 in commercial risk-based arrangements, and rate increases commensurate with medical cost trends. In the second quarter, commercial risk-based group business grew by 70,000 people and fee-based programs decreased by 45,000 people, due to seasonal reductions in workforce at certain customers.

•
UnitedHealthcare Medicare & Retirement grew revenues by $2.5 billion or 17.2 percent year-over-year to $16.7 billion in second quarter 2017. UnitedHealthcare served 8.7 million seniors with medical benefit products at quarter end, growth of 935,000 people or 12 percent year-over-year. In the second quarter of 2017, the business served 45,000 more seniors, including 35,000 people through Medicare Advantage.

•
In the second quarter of 2017, UnitedHealthcare Community & State revenues of $9.2 billion grew $915 million or 11.1 percent year-over-year, reflecting strong membership growth with an increasing mix of individuals with greater health care needs. Community & State served 705,000 more people year-over-year, including 180,000 in the second quarter. UnitedHealthcare is implementing new awards in California, Missouri, Nebraska and Virginia this year.

Optum is a health services business serving the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using information, technology and clinical insights, Optum’s people help improve overall health system performance: optimizing care quality, reducing health care costs and improving the consumer experience and health system performance.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2017	2016	2017
Revenues	$22.7 billion	$20.6 billion	$21.2 billion
Earnings From Operations	$1.5 billion	$1.3 billion	$1.3 billion
Operating Margin	6.7%	6.1%	6.0%

•
Optum second quarter 2017 revenues grew year-over-year by $2 billion or 9.9 percent, and operating margins improved 60 basis points year-over-year to 6.7 percent. Second quarter earnings from operations increased by double-digit percentage rates for all reporting segments, and overall earnings from operations grew $259 million or 20.5 percent year-over-year to $1.5 billion.

•
OptumHealth second quarter revenues of $5.1 billion grew $1.1 billion or 26 percent year-over-year, driven by growth in care delivery, as well as behavioral health services and health financial services. Across its business OptumHealth served approximately 89 million consumers, or 9 million more individuals over the past year, and average revenue per consumer increased 13.3 percent year-over-year, driven by the growth in care delivery.

•
OptumInsight revenues grew 13.1 percent year-over-year to $2.0 billion in second quarter 2017, driven by growth in revenue management and business process services. OptumInsight contract backlog grew by $2.1 billion or 18.6 percent year-over-year, ending the quarter at $13.4 billion.

•
OptumRx second quarter 2017 revenues grew 5.1 percent year-over-year to $15.8 billion. OptumRx fulfilled 322 million adjusted scripts in second quarter 2017, an increase of 16 million scripts or 5.2 percent over the prior year.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health and well-being company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investors page of the Company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through August 1, 2017. The conference call replay can also be accessed by dialing 1-800-727-5306. This earnings release and the Form 8-K dated July 18, 2017 can also be accessed from the Investors page of the Company’s website.

Non-GAAP Financial Information
This news release presents non-GAAP financial information as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.
Some factors that could cause actual results to differ materially from results discussed or implied in the forward-looking statements include: our ability to effectively estimate, price for and manage our medical costs, including the impact of any new coverage requirements; new laws or regulations, or changes in existing laws or regulations, or their enforcement or application, including increases in medical, administrative, technology or other costs or decreases in enrollment resulting from U.S., Brazilian and other jurisdictions’ regulations affecting the health care industry; the outcome of the Department of Justice’s legal actions relating to risk adjustment submission matters; our ability to maintain and achieve improvement in CMS star ratings and other quality scores that impact revenue; reductions in revenue or delays to cash flows received under Medicare, Medicaid and other government programs, including the effects of a prolonged U.S. government shutdown or debt ceiling constraints; changes in Medicare, including changes in payment methodology, the CMS star ratings program or the application of risk adjustment data validation audits; cyber-attacks or other privacy or data security incidents; failure to comply with privacy and data security regulations; regulatory and other risks and uncertainties of the pharmacy benefits management industry; competitive pressures, which could affect our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; failure to achieve targeted operating cost productivity improvements, including savings resulting from technology enhancement and administrative modernization; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of acquisitions and other strategic transactions; fluctuations in foreign currency exchange rates on our reported shareholders’ equity and results of operations; downgrades in our credit ratings; the performance of our investment portfolio; impairment of the value of our goodwill and intangible assets if estimated future results do not adequately support goodwill and intangible assets recorded for our existing businesses or the businesses that we acquire; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; and our ability to obtain sufficient funds from our regulated subsidiaries or the debt or capital markets to fund our obligations, to maintain our debt to total capital ratio at targeted levels, to maintain our quarterly dividend payment cycle or to continue repurchasing shares of our common stock.
This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Three and Six Months Ended June 30, 2017

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Supplemental Financial Information - Businesses

•	Supplemental Financial Information - Business Metrics

•	Reconciliation of Non-GAAP Financial Measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Premiums	$39,585	$36,413	$78,523	$71,224
Products	6,415	6,610	12,544	13,003
Services	3,797	3,269	7,231	6,409
Investment and other income	256	193	478	376
Total revenues	50,053	46,485	98,776	91,012
Operating costs
Medical costs	32,549	29,872	64,628	58,302
Operating costs	7,328	6,793	14,350	13,551
Cost of products sold	5,889	6,106	11,565	11,983
Depreciation and amortization	556	511	1,089	1,013
Total operating costs	46,322	43,282	91,632	84,849
Earnings from operations	3,731	3,203	7,144	6,163
Interest expense	(301)	(271)	(584)	(530)
Earnings before income taxes	3,430	2,932	6,560	5,633
Provision for income taxes	(1,080)	(1,172)	(2,019)	(2,246)
Net earnings	2,350	1,760	4,541	3,387
Earnings attributable to noncontrolling interests	(66)	(6)	(85)	(22)
Net earnings attributable to UnitedHealth Group common shareholders	$2,284	$1,754	$4,456	$3,365
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$2.32	$1.81	$4.55	$3.48
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$2.46	$1.96	$4.83	$3.77
Diluted weighted-average common shares outstanding	985	967	980	967
(a) See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	June 30, 2017	December 31, 2016
Assets
Cash and short-term investments	$17,970	$13,275
Accounts receivable, net	10,538	8,152
Other current assets	12,731	12,452
Total current assets	41,239	33,879
Long-term investments	26,397	23,868
Other long-term assets	70,461	65,063
Total assets	$138,097	$122,810
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$17,710	$16,391
Commercial paper and current maturities of long-term debt	5,739	7,193
Other current liabilities	33,672	25,668
Total current liabilities	57,121	49,252
Long-term debt, less current maturities	26,197	25,777
Other long-term liabilities	7,786	7,592
Redeemable noncontrolling interests	1,657	2,012
Equity	45,336	38,177
Total liabilities, redeemable noncontrolling interests and equity	$138,097	$122,810

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended June 30,
	2017	2016
Operating Activities
Net earnings	$4,541	$3,387
Noncash items:
Depreciation and amortization	1,089	1,013
Deferred income taxes and other	(89)	(161)
Share-based compensation	332	262
Net changes in operating assets and liabilities	2,754	(500)
Cash flows from operating activities	8,627	4,001
Investing Activities
Purchases of investments, net of sales and maturities	(2,082)	(3,581)
Purchases of property, equipment and capitalized software	(925)	(813)
Cash paid for acquisitions, net	(704)	(2,035)
Other, net	55	16
Cash flows used for investing activities	(3,656)	(6,413)
Financing Activities
Common share repurchases	(1,045)	(980)
Dividends paid	(1,320)	(1,071)
Net change in commercial paper and long-term debt	(2,171)	1,008
Other, net	3,724	684
Cash flows used for financing activities	(812)	(359)
Effect of exchange rate changes on cash and cash equivalents	(7)	65
Increase (decrease) in cash and cash equivalents	4,152	(2,706)
Cash and cash equivalents, beginning of period	10,430	10,923
Cash and cash equivalents, end of period	$14,582	$8,217

Supplemental Schedule of Noncash Investing Activities:
Common stock issued for acquisition	$1,867	$-

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
UnitedHealthcare	$40,788	$37,556	$80,924	$73,456
Optum	22,671	20,623	43,908	40,307
Eliminations	(13,406)	(11,694)	(26,056)	(22,751)
Total consolidated revenues	$50,053	$46,485	$98,776	$91,012
Earnings from Operations
UnitedHealthcare	$2,211	$1,942	$4,345	$3,796
Optum (a)	1,520	1,261	2,799	2,367
Total consolidated earnings from operations	$3,731	$3,203	$7,144	$6,163
Operating Margin
UnitedHealthcare	5.4%	5.2%	5.4%	5.2%
Optum	6.7%	6.1%	6.4%	5.9%
Consolidated operating margin	7.5%	6.9%	7.2%	6.8%

Revenues
UnitedHealthcare Employer & Individual	$12,966	$13,509	$25,705	$26,329
UnitedHealthcare Medicare & Retirement	16,747	14,294	33,299	28,359
UnitedHealthcare Community & State	9,178	8,263	18,127	15,991
UnitedHealthcare Global	1,897	1,490	3,793	2,777

OptumHealth	$5,122	$4,065	$9,855	$8,063
OptumInsight	1,993	1,762	3,836	3,429
OptumRx	15,840	15,073	30,787	29,346
Optum eliminations	(284)	(277)	(570)	(531)
(a) Earnings from operations for Optum for the three and six months ended June 30, 2017 included $422 and $754 for OptumHealth; $372 and $666 for OptumInsight; and $726 and $1,379 for OptumRx, respectively. Earnings from operations for Optum for the three and six months ended June 30, 2016 included $304 and $604 for OptumHealth; $333 and $579 for OptumInsight; and $624 and $1,184 for OptumRx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	June 30, 2017	March 31, 2017	December 31, 2016	June 30, 2016
Commercial group:
Risk-based	7,765	7,695	7,470	7,175
Fee-based	19,110	19,155	18,900	18,935
Total commercial group	26,875	26,850	26,370	26,110
Individual	540	585	1,350	1,520
Fee-based TRICARE	2,855	2,860	2,860	2,855
Total Commercial	30,270	30,295	30,580	30,485
Medicare Advantage	4,340	4,305	3,630	3,550
Medicaid	6,380	6,200	5,890	5,675
Medicare Supplement (Standardized)	4,360	4,350	4,265	4,215
Total Public and Senior	15,080	14,855	13,785	13,440
Total UnitedHealthcare - Domestic Medical	45,350	45,150	44,365	43,925
International	4,115	4,165	4,220	4,050
Total UnitedHealthcare - Medical	49,465	49,315	48,585	47,975

Supplemental Data
Medicare Part D stand-alone	4,935	4,955	4,930	4,940

OPTUM PERFORMANCE METRICS

	June 30, 2017	March 31, 2017	December 31, 2016	June 30, 2016
OptumHealth Consumers Served (in millions)	89	85	83	80
OptumInsight Contract Backlog (in billions)	$13.4	$13.1	$12.6	$11.3
OptumRx Quarterly Adjusted Scripts (in millions)	322	322	318	306

Note: UnitedHealth Group served 139 million unique individuals across all businesses at June 30, 2017.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
ADJUSTED NET EARNINGS PER SHARE (a)
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Projected Year Ended December 31,
	2017	2016	2017	2016	2017
GAAP net earnings	$2,284	$1,754	$4,456	$3,365	$9,050 to $9,200
Intangible amortization	220	223	439	438	~890
Tax effect of intangible amortization	(81)	(83)	(163)	(158)	~(330)
Adjusted net earnings	$2,423	$1,894	$4,732	$3,645	$9,600 to $9,750

GAAP diluted earnings per share	$2.32	$1.81	$4.55	$3.48	$9.20 to $9.35
Intangible amortization per share	0.22	0.23	0.45	0.45	~0.90
Tax effect of intangible amortization per share	(0.08)	(0.08)	(0.17)	(0.16)	~(0.35)
Adjusted diluted earnings per share	$2.46	$1.96	$4.83	$3.77	$9.75 to $9.90
(a) GAAP and adjusted net earnings per share are attributable to UnitedHealth Group common shareholders.

Use of Non-GAAP Financial Measure

Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization.